SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 26, 2004

ECOLAB INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction Identification No.)	(Commission File Number)	(IRS Employer of incorporation)

370 Wabasha Street North, St. Paul, Minnesota (Address of principal executive offices)		55102 (Zip Code)

Registrant’s telephone number, include area code:     651-293-2233

(Not applicable)

(Former name or former address, if changed from last report.)

Item 5.    Other Events and Regulation FD Disclosure.

On February 26, 2004, the Board of Directors of Ecolab Inc. appointed two new members, Beth M. Pritchard and Richard U. De Schutter.  Currently, there are 13 directors on Ecolab’s Board.

Ms. Pritchard, 57, is President and Chief Executive Officer of Organized Living, Inc., a provider of storage and organization solutions for home and office.  Mr. De Schutter, 63, is the retired Chairman, President and Chief Executive Officer of DuPont Pharmaceutical Company.

A copy of the News Release issued by Ecolab in connection with this Item 5 is attached as Exhibit 99.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

(99)  Ecolab Inc. News Release dated February 27, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

	By:	/s/Timothy P. Dordell
Timothy P. Dordell
Assistant Secretary
Date:February 27, 2004

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated	Filed herewith electronically.
February 27, 2004.